                                                                     EXHIBIT 1.5
      MFC Development Corp. and Subsidiaries
       Selected Consolidated Financial Data

INCOME STATEMENT DATA:

                                                   THREE MONTHS ENDED        SIX MONTHS ENDED
                                                       AUGUST 31,                AUGUST 31,
                                                   2002         2001        2002           2001
                                                 ---------    ---------    ---------    ---------
Revenues
  Real estate                                   $   47,535   $   82,167   $   95,196   $  178,099
  Medical financing and management services      1,098,430      843,915    2,017,308    1,530,012
                                                 ---------    ---------    ---------    ---------
  Total income                                   1,145,965      926,082    2,112,504    1,708,111
                                                 ---------    ---------    ---------    ---------

Costs and expenses

  Real estate                                       60,553       57,588      115,272      145,909
  Medical financing and management services        924,403      701,475    1,689,504    1,328,057
  Corporate expenses and other                      93,583       73,380      173,307      144,928
  Depreciation and amortization                     36,209       25,057       68,307       50,078
                                                 ---------    ---------    ---------    ---------
  Total costs and expenses                       1,114,748      857,500    2,046,390    1,668,972
                                                 ---------    ---------    ---------    ---------
Income from operations                          $   31,217   $   68,582   $   66,114   $   39,139
                                                 =========    =========    =========    =========
Net income                                      $   28,583   $   50,859   $   60,450   $    7,092
                                                 =========    =========    =========    =========
Earnings per common share:
  Basic and diluted earnings per common share   $     0.02   $     0.03   $     0.03   $     --
                                                 =========    =========    =========    =========
Number of shares used in computation of basic
  and diluted earnings per share                 1,790,000    1,790,000    1,790,000    1,795,282
                                                 =========    =========    =========    =========



BALANCE SHEET DATA:

                               AUGUST 31,   FEBRUARY 28,
                                2002          2002
                               ---------    ---------
Working Capital               $3,225,369   $3,441,529
                               =========    =========
Total Assets                  $8,016,634   $7,975,368
                               =========    =========
Long-term Debt                $   65,186   $  203,654
                               =========    =========
Common Shareholders' Equity   $4,762,818   $4,702,368
                               =========    =========
Book Value per Share          $     2.66   $     2.63
                               =========    =========
Common Shares Outstanding      1,790,000    1,790,000
                               =========    =========


The selected consolidated financial data presented above was derived from the Company's Form 10-Q for the six months ended August 31, 2002.



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